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                                                                    EXHIBIT 10.1

                            MASTER LEASE AGREEMENT


This MASTER LEASE AGREEMENT, dated as of the 16th day of September, 1997 ("Lease Agreement") is made at Boston, Massachusetts by and between BancBoston Leasing Inc. ("Lessor"), a Massachusetts corporation with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 and Benchmarq Microelectronics, Inc. ("Lessee"), a Delaware corporation with its principal place of business at 17919 Waterview Parkway, Dallas, TX 75252.

     IN CONSIDERATION OF the mutual promises and covenants contained herein, Lessor and Lessee hereby agree as follows:

     1. Property Leased. At the request of Lessee and subject to the terms and conditions of this Lease Agreement, Lessor shall lease to Lessee and Lessee shall lease from Lessor such personal property ("Equipment") as may be mutually agreed upon by Lessor and Lessee. The Equipment shall be selected by or ordered at the request of Lessee, identified in one or more equipment schedules substantially in the form of Exhibit A attached hereto ("Equipment Schedule") and accepted by Lessee in one or more certificates of acceptance ("Certificate of Acceptance") in the form of Exhibit B attached hereto. Each Equipment Schedule executed by Lessor and Lessee and each Certificate of Acceptance executed by Lessee shall constitute a part of this Lease Agreement.

     2.  Certain Definitions.

     2.1 The "Acquisition Cost" shall mean the total cost of the Equipment paid by Lessor as set forth in the applicable Equipment Schedule.

     2.2 The "Commencement Date" shall mean the date on which the Equipment identified in the applicable Equipment Schedule is accepted and placed in service by Lessee under this Lease Agreement. Each Commencement Date shall be evidenced by the Certificate of Acceptance applicable to such Equipment Schedule.

     2.3 The "Rent Start Date" shall mean either (i) the first day of the month following the month in which the Commencement Date occurs or (ii) the Commencement Date, if the Commencement Date occurs on the first day of the month.

     2.4 The "Monthly Rent" shall mean the amount set forth in the applicable Equipment Schedule as Monthly Rent for the Equipment identified on such Equipment Schedule.

     2.5  The "Daily Rent" shall mean one-thirtieth (1/30) of the Monthly Rent.

     2.6 The words "herein", "hereof", and "hereunder" shall refer to this Lease Agreement as a whole and not to any particular section. All other capitalized terms defined in this Lease Agreement shall have the meanings assigned thereto.

     3.   Initial Term of Lease; Payment of Rent.
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     3.1    The term of lease for the Equipment ("Initial Term") shall begin on the Commencement Date set forth in the applicable Certificate of Acceptance and shall continue during and until the expiration of the number of full calendar months set forth in the applicable Equipment Schedule, measured from the Rent Start Date. The Initial Term may not be cancelled or terminated except as set forth in Section 10.2 below.

     3.2 At the expiration of the Initial Term, Lessor and Lessee may extend the lease of the Equipment for any period as they may agree upon in writing ("Extended Term") at the then fair market rental value of the Equipment, as determined in good faith by Lessor.

     3.3 Aggregate Daily Rent shall be due and payable by Lessee on the Rent Start Date in an amount equal to the Daily Rent multiplied by the actual number of days elapsed from, and including, the Commencement Date to, but excluding, the Rent Start Date. The Monthly Rent shall be due and payable on the Rent Start Date and, thereafter on the first day of each month of the Initial Term or any Extended Term. All Daily Rents and Monthly Rents shall be paid to Lessor at its office in Boston, Massachusetts.

     4.     Acceptance of Equipment; Exclusion of Warranties.

     4.1 Lessee shall signify its acceptance of the Equipment identified in the applicable Equipment Schedule by promptly executing and delivering to Lessor a Certificate of Acceptance. Lessee acknowledges that its execution and delivery of the Certificate of Acceptance shall conclusively establish, as between Lessor and Lessee, that the Equipment has been inspected by Lessee, is in good repair and working order, is of the design, manufacture and capacity selected by Lessee, and is accepted by Lessee under this Lease Agreement.

     4.2 In the event the Equipment is ordered by Lessor from a manufacturer or supplier at the request of Lessee, Lessor shall not be required to pay the Acquisition Cost for such Equipment unless and until the applicable Certificate of Acceptance has been received by Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any liability to any manufacturer or supplier arising from the failure of Lessee to lease any Equipment which is ordered by Lessor at the request of Lessee or for which Lessor has assumed an obligation to purchase.

     4.3 Lessor leases the Equipment to Lessee and Lessee leases the Equipment from Lessor "AS IS" and "WITH ALL FAULTS". Lessee hereby acknowledges that (i) Lessor is not a manufacturer, supplier or dealer of such Equipment nor an agent thereof; and (ii) LESSOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING, BUT NOT LIMITED TO, ITS DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee further acknowledges that Lessor is not responsible for any repairs, maintenance, service, latent or other defects in the Equipment or in the operation thereof, or for compliance of any Equipment with requirements of any laws, ordinances, governmental rules or regulations including, but not limited to, laws with respect to environmental matters, patent, trademark, copyright or trade secret infringement, or for any direct or consequential damages arising out of the use of or inability to use the Equipment.

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     4.4    Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessor agrees to cooperate with Lessee, at the sole cost and expense of Lessee, in making any claim against a manufacturer or supplier of the Equipment arising from a defect in such Equipment. At the request of Lessee, Lessor shall assign to Lessee all warranties on the Equipment available from any manufacturer or supplier to the full extent permitted by the terms of such warranties and by applicable law.

     5.     Ownership; Inspection; Maintenance and Use.

     5.1 The Equipment shall at all times be the sole and exclusive property of Lessor. Any Equipment subject to titling and registration laws shall be titled and registered by Lessee on behalf of and in the name of Lessor at the sole cost and expense of Lessee. Lessee shall cooperate with and provide Lessor with any information or documents necessary for titling and registration of the Equipment. Upon the request of Lessor, Lessee shall execute any documents or instruments which may be necessary or appropriate to confirm, to record or to give notice of the ownership of the Equipment by Lessor including, but not limited to, financing statements under the Uniform Commercial Code. Lessee, at the request of Lessor, shall affix to the Equipment, in a conspicuous place, any label, plaque or other insignia supplied by Lessor designating the ownership of the Equipment by Lessor.

     5.2 The Equipment shall be located at the address specified in the applicable Equipment Schedule and shall not be removed therefrom without the prior written consent of Lessor. Lessor, its agents or employees shall have the right to enter the premises of Lessee, upon reasonable notice and during normal business hours, for the purpose of inspecting the Equipment.

     5.3 Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. Lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall permit the use and operation of the Equipment only by personnel authorized by Lessee and shall comply with all laws, ordinances or governmental rules and regulations relating to the use and operation of the Equipment.

     6. Alterations and Modifications. Lessee may make, or cause to be made on its behalf, any improvement, modification or addition to the Equipment with the prior written consent of Lessor, provided, however, that such improvement, modification or addition is readily removable without causing damage to or impairment of the functional effectiveness of the Equipment. To the extent that such improvement, modification or addition is not so removable, it shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes of this Lease Agreement.

     7.     Quiet Enjoyment; No Defense, Set-Offs or Counterclaims.

     7.1 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessee shall have the quiet enjoyment and use of the Equipment in the ordinary

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course of its business during the Initial Term or any Extended Term without interruption by Lessor or any person or entity claiming through or under Lessor.

     7.2 Lessee acknowledges and agrees that ANY DAMAGE TO OR LOSS, DESTRUCTION, OR UNFITNESS OF, OR DEFECT IN THE EQUIPMENT, OR THE INABILITY OF LESSEE TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, SHALL NOT (i) GIVE RISE TO ANY DEFENSE, COUNTERCLAIM, OR RIGHT OF SET-OFF AGAINST LESSOR, OR (ii) PERMIT ANY ABATEMENT OR RECOUPMENT OF, OR REDUCTION IN DAILY OR MONTHLY RENT, OR (iii) RELIEVE LESSEE OF THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE AGREEMENT INCLUDING, BUT NOT LIMITED TO, ITS OBLIGATION TO PAY THE FULL AMOUNT OF DAILY RENT AND MONTHLY RENT, WHICH OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL, unless and until this Lease Agreement is terminated with respect to such Equipment in accordance with the provisions of Section 10.2 below. Any claim that Lessee may have which arises from a defect in or deficiency of the Equipment shall be brought solely against the manufacturer or supplier of the Equipment and Lessee shall, notwithstanding any such claim, continue to pay Lessor all amounts due and to become due under this Lease Agreement.

     8.     Adverse Claims and Interests.

     8.1 Except for any liens, claims, mortgages, pledges, encumbrances or security interests created by Lessor, Lessee shall keep the Equipment, at all times, free and clear from all liens, claims, mortgages, pledges, encumbrances and security interests and from all levies, seizures and attachments. Without limitation of the covenants and obligations of Lessee set forth in the preceding sentence, Lessee shall immediately notify Lessor in writing of the imposition of any prohibited lien, claim, levy or attachment on or seizure of the Equipment at which time Lessee shall provide Lessor with all relevant information in connection therewith.

     8.2 Lessee agrees that the Equipment shall be and at all times shall remain personal property. Accordingly, Lessee shall take such steps as may be necessary to prevent any person from acquiring, having or retaining any rights in or to the Equipment by reason of its being affixed or attached to real property.

     9.     Indemnities; Payment of Taxes.

     9.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its agents, employees, successors and assigns from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities whatsoever arising out of or in connection with the manufacture, ordering, selection, specifications, availability, delivery, titling, registration, rejection, installation, possession, maintenance, ownership, use, leasing, operation or return of the Equipment including, but not limited to, any claim or demand based upon any STRICT OR ABSOLUTE LIABILITY IN TORT and upon any infringement or alleged infringement of any patent, trademark, trade secret, license, copyright or otherwise. All costs and expenses incurred by Lessor in connection with any of the foregoing including, but not limited to, reasonable legal fees, shall be paid by Lessee on demand.

     9.2 Lessee hereby agrees to indemnify, defend and hold Lessor harmless against all Federal, state and local taxes, assessments, licenses, withholdings, levies, imposts, duties,

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assessments, excise taxes, registration fees and other governmental fees and charges whatsoever, which are imposed, assessed or levied on or with respect to the Equipment or its use or related in any way to this Lease Agreement ("Tax Assessments") except for taxes on or measured by the net income of Lessor determined substantially in the same manner as under the Internal Revenue Code of 1986, as amended. Lessee shall file all returns, reports or other such documents required in connection with the Tax Assessments and shall provide Lessor with copies thereof. If, under local law or custom, Lessee is not authorized to make the filings required by a taxing authority, Lessee shall notify Lessor in writing and Lessor shall thereupon file such returns, reports or documents. Without limiting any of the foregoing, Lessee shall indemnity, defend and hold Lessor harmless from all penalties, fines, interest payments, claims and expenses including, but not limited to, reasonable legal fees, arising from any failure of Lessee to comply with the requirements of this
Section 9.2.

     9.3 The obligations and indemnities of Lessee under this Section 9 for events occurring or arising during the Initial Term or any Extended Term shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.

     10.    Risk of Loss; Loss of Equipment.

     10.1 Lessee hereby assumes and shall bear the entire risk of loss for theft, damage, seizure, condemnation, destruction or other injury whatsoever to the Equipment from any and every cause whatsoever. Such risk of loss shall be deemed to have been assumed by Lessee from and after such risk passes from the manufacturer or supplier by agreement or pursuant to applicable law.

     10.2 In the event of any loss, seizure, condemnation or destruction of the Equipment or damage to the Equipment which cannot be repaired by Lessee, Lessee shall immediately notify Lessor in writing. Within thirty (30) days of such notice, during which time Lessee shall continue to pay Monthly Rent, Lessee shall, at the option of Lessor, either (i) replace the Equipment with equipment of the same type and manufacture and in good repair, condition and working order, transfer title to such equipment to Lessor free and clear of all liens, claims and encumbrances, whereupon such equipment shall be deemed Equipment for all purposes of this Lease Agreement, or (ii) pay to Lessor an amount equal to the present value of both the aggregate of the remaining unpaid Monthly Rents and the anticipated residual value of the Equipment plus any other costs actually incurred by Lessor. Lessor and Lessee agree that the residual value of the Equipment at the expiration of the Initial Term is reasonably anticipated to be not less than twenty (20) percent of the Acquisition Cost of the Equipment. The present value shall be determined by discounting the aggregate of the remaining unpaid Monthly Rents and the anticipated residual value of the Equipment to the date of payment by Lessee at the rate of five (5) percent per annum. When and as requested by Lessor, Lessee shall also pay to Lessor amounts due pursuant to Section 18 below, if any, arising as a result of the loss, seizure, replacement, condemnation or destruction of the Equipment. Any insurance or condemnation proceeds received by Lessor shall be credited to the obligation of Lessee under this Section 10.2 and the remainder of such proceeds, if any, shall be paid to Lessee by Lessor in full compensation for the loss of the leasehold interest in the Equipment by Lessee.

     10.3   Upon any replacement of or payment for the Equipment as provided in
Section 10.2 above, this Lease Agreement shall terminate only with respect to the Equipment so

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replaced or paid for, and Lessor shall transfer to Lessee title only to such
Equipment "AS IS," "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee shall pay any sales or use taxes due on such transfer.

     11.    Insurance.

     11.1 Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever occurring during the Initial Term, or any Extended Term for an amount not less than the higher of the full replacement value of the Equipment or the aggregate of unpaid Daily Rent and Monthly Rent for the balance of the Initial Term, or the Extended Term. Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Equipment, and Lessee shall be liable for any deductible portions of all required insurance.

     11.2 All insurance required under this Section 11 shall name Lessor as additional insured and loss payee. Such insurance shall also be with such insurers and shall be in such forms and amounts as are satisfactory to Lessor. All applicable policies shall provide that no act, omission or breach of warranty by Lessee shall give rise to any defense against payment of the insurance proceeds to Lessor. Lessee shall pay the premiums for such insurance and, at the request of Lessor, deliver to Lessor duplicates of such policies or other evidence satisfactory to Lessor of such insurance coverage. In any event, Lessee shall provide Lessor with endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this
Section 11 and by which the insurers agree to give Lessor written notice at least twenty (20) days prior to the effective date of any expiration, modification, reduction, termination or cancellation of any such policies.

     11.3 The proceeds of insurance required under this Section 11 and payable as a result of loss or damage to the Equipment shall be applied as set forth in Section 10.2 above. Upon the occurrence of an Event of Default as defined in Section 16 below, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact, which power shall be deemed coupled with an interest, to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this Section 11.

     11.4 Notwithstanding anything herein, Lessor shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any policy or coverage, or to advise Lessee of any failure to comply with the provisions of this Section 11.

     12. Surrender To Lessor. Immediately upon the expiration of the Initial Term or any Extended Term or at any other termination of this Lease Agreement, Lessee shall surrender the Equipment to Lessor in good repair and working order, reasonable wear and tear excepted, by assembling and delivering the Equipment, ready for shipment, to a place or carrier, as Lessor may designate, within the state in which the Equipment was originally delivered to Lessee or to which the Equipment was thereafter moved with the written consent of Lessor. All costs of removal, assembly, packing and delivery of such Equipment to the place designated by Lessor shall be borne by Lessee.

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     13.    Fair Market Value Purchase Option.  Lessor hereby grants to Lessee the option to purchase all, but not less than all, Equipment set forth on any Equipment Schedule at the expiration of the applicable Initial Term or Extended Term. Any such purchase shall be for cash in an amount equal to the then fair market value of such Equipment, as determined in good faith by Lessor. This purchase option may be exercised by Lessee, provided that no Event of Default, as defined in Section 16 below, has occurred and is continuing. Lessee shall notify Lessor in writing of its intention to exercise its purchase option at least thirty (30) days prior to the expiration of the Initial Term or any Extended Term. Upon payment of the fair market value by Lessee to Lessor, Lessor shall transfer title to the Equipment to Lessee "AS IS", "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE.

     14. Financial Statements. Lessee shall annually, within ninety (90) days after the close of the fiscal year for Lessee, furnish to Lessor financial statements of Lessee, including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by independent public accountants for Lessee. If requested by Lessor, Lessee shall also provide quarterly financial statements of Lessee, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments) by the chief financial officer of Lessee and furnished to Lessor within sixty (60) days following the end of the quarter, and such other financial information as may be reasonably requested by Lessor.

     15. Delayed Payment Charge. Lessee shall pay to Lessor interest upon the amount of any Daily Rent, Monthly Rent or other sums not paid by Lessee when due and owing under this Lease Agreement, from the due date thereof until paid, at the rate of one and one half (1-1/2) percent per month, but if such rate violates applicable law, then the maximum rate of interest allowed by such law.

     16.    Default.

     16.1 The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Lease Agreement.

            (a) Lessee fails to pay any Daily Rent or any Monthly Rent when due and such failure to pay continues for ten (10) consecutive days; or

            (b) Lessee fails to pay any other sum required hereunder, and such failure continues for a period of ten (10) days following written notice from Lessor; or

            (c) Lessee fails to maintain the insurance as required by Section 11 above and such failure continues for ten (10) days after written notice from Lessor; or

            (d) Lessee violates or fails to perform any other term, covenant or condition of this Lease Agreement or any other document, agreement or instrument executed pursuant hereto or in connection herewith, which failure is not cured within thirty (30) days after written notice from Lessor; or

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          (e)  Lessee ceases to exist or terminates its independent operations by reason of any discontinuance, dissolution, liquidation, merger, sale of substantially all of its assets, or otherwise ceases doing business as a going concern; or

          (f) Lessee (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due,
     (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (vii) takes any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case is commenced, without the application or consent of Lessee, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of Lessee or composition or readjustment of the debts of Lessee, (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official for Lessee or for all or any substantial part of its assets, or (iii) similar relief with respect to Lessee under any law providing for the relief of debtors; or an order for relief is entered with respect to Lessee in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of Lessee, similar to any of the foregoing, is taken with respect to Lessee without its application or consent; or

          (h) Lessee makes any representation or warranty herein or in any statement or certificate at any time given in writing pursuant to or in connection with this Lease Agreement, which is false or misleading in any material respect; or

          (i) Lessee defaults under any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture or other material obligation whatsoever, and a party thereto or a holder thereof is entitled to accelerate the obligations of Lessee thereunder; or Lessee defaults in meeting any of its trade, tax or other current obligations as they mature, unless such obligations are being contested diligently and in good faith; or

          (j) Any party to any guaranty, letter of credit, subordination or credit agreement or other undertaking, given for the benefit of Lessor and obtained in connection with this Lease Agreement, breaches, fails to continue, contests, or purports to terminate or to disclaim such guaranty, letter of credit, subordination or credit agreement or other undertaking; or such guaranty, letter of credit, subordination agreement or other undertaking becomes unenforceable; or a guarantor of this Lease Agreement shall die, cease to exist or terminate its independent operations.

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     16.2   No waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or of the same Event of Default at any other time.

     17.    Remedies.

     17.1 Upon the occurrence of an Event of Default and while such Event of Default is continuing, Lessor, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies:

            (a) Lessor may terminate this Lease Agreement whereupon all rights of Lessee to the quiet enjoyment and use of the Equipment shall cease;

            (b) Whether or not this Lease Agreement is terminated, Lessor may cause Lessee, at the sole cost and expense of Lessee, to return any or all of the Equipment promptly to the possession of Lessor in good repair and working order, reasonable wear and tear excepted. Lessor, at its sole option and through its employees, agents or contractors, may peaceably enter upon the premises where the Equipment is located and take immediate possession of and remove the Equipment, all without liability to Lessor, its employees, agents or contractors for such entry. LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO NOTICE AND/OR HEARING PRIOR TO THE REPOSSESSION OR REPLEVIN OF THE EQUIPMENT BY LESSOR, ITS EMPLOYEES, AGENTS OR CONTRACTORS;

            (c) Lessor may proceed by court action to enforce performance by Lessee of this Lease Agreement or pursue any other remedy Lessor may have hereunder, at law, in equity or under any applicable statute, and recover such other actual damages as may be incurred by Lessor;

            (d) Lessor may recover from Lessee damages, not as a penalty but as liquidation for all purposes and without limitation of any other amounts due from Lessee under this Lease Agreement, in an amount equal to the sum of (i) any unpaid Daily Rents and/or Monthly Rents due and payable for periods prior to the repossession of the Equipment by Lessor plus any interest due thereon pursuant to Section 15 above, (ii) the present value of all future Monthly Rents required to be paid over the remaining Initial Term or any Extended Term after repossession of the Equipment by Lessor, determined by discounting such future Monthly Rents to the date of payment by Lessee at a rate of five (5) percent per annum, and (iii) all costs and expenses incurred in searching for, taking, removing, storing, repairing, restoring, refurbishing and leasing or selling such Equipment; or

            (e) Lessor may sell, lease or otherwise dispose of any or all of the Equipment, whether or not in the possession of Lessor, at public or private sale and with or without notice to Lessee, which notice is hereby expressly waived by Lessee, to the extent permitted by and not inconsistent with applicable law. Lessor shall then apply against the obligations of Lessee hereunder the net proceeds of such sale, lease or other disposition, after deducting therefrom (i) the present value of the residual value of the Equipment at the expiration of the Initial Term, which is anticipated by Lessor and Lessee to be not less than twenty (20) percent of the Acquisition Cost, such present

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     value to be determined by discounting the residual value to the date of sale, lease or other disposition at a rate of five (5) percent per annum, and (ii) all costs incurred by Lessor in connection with such sale, lease or other disposition including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising or other fees. Lessee shall remain liable for any deficiency, and any excess of such proceeds over the total obligations owed by Lessee shall be retained by Lessor. If any notice of such sale, lease or other disposition of the Equipment is required by applicable law, ten (10) days written notice to Lessee shall be deemed reasonable.

     17.2 No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Each right and remedy provided hereunder is cumulative and not exclusive of any other right or remedy including, without limitation, any right or remedy available to Lessor at law, by statute or in equity.

     17.3 Lessee shall pay all costs and expenses including, but not limited to, reasonable legal fees incurred by Lessor arising out of or in connection with any Event of Default or this Lease Agreement. Lessee shall also be liable for any amounts due and payable to Lessor under any other provision of this Lease Agreement including, but not limited to, amounts due and payable under
Section 18 below.

     18.    Tax Indemnification.

     18.1 Lessee represents and warrants that the Equipment is and will remain, during the entire Initial Term and any Extended Term, property used in a trade or business or for the production of income within the meaning of Section 167 of the Internal Revenue Code of 1986, as amended ("Code"). Lessee further acknowledges and agrees that, pursuant to the Code, Lessor or its affiliated group, as defined in Section 1504 of the Code ("Affiliated Group"), shall be entitled to deductions for the recovery of the Acquisition Cost of the Equipment over the recovery period as set forth in the applicable Equipment Schedule, using the Accelerated Cost Recovery System as provided by Section 168 (b) (1) of the Code ("ACRS Deductions").

     18.2 If as a result of any reason or circumstance whatsoever, except as specifically set forth in Section 18.3 below, Lessor or its Affiliated Group shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any ACRS Deductions, then Lessee shall pay to Lessor, upon demand, a sum to be computed by Lessor in the following manner. Such sum, after deduction of all federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an after-tax basis, as it would have been in but for the loss of such ACRS Deductions. In making its computation, Lessor or its Affiliated Group shall Considers but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of, entitlement to or loss, recapture, or disallowance of ACRS Deductions but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment;
(ii) penalties, interest or other charges imposed; (iii) differences in tax years involved; and (iv) the time value of money at a reasonable rate determined, in good faith, by Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and the tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this Section 18.

     18.3   Lessee shall not be obligated to pay any sums required under this
Section 18 in the event that lack of entitlement to, or loss, recapture or disallowance of any ACRS Deductions results from one or more of the following events: (i) a disqualifying disposition due to the sale of the Equipment by Lessor when no Event of Default, as defined in Section 16 above, has occurred,
(ii) a failure of Lessor or its Affiliated Group to timely claim any ACRS Deductions for the Equipment in its tax return, and/or (iii) the fact that Lessor or its Affiliated Group does not have, in any taxable year or years, sufficient taxable income or tax liability to realize the benefit of any ACRS Deductions that are otherwise allowable to Lessor or its Affiliated Group.

     18.4 The representations, obligations and indemnities of Lessee under this Section 18 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.

     19.    Assignment; Sublease.

     19.1 Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease Agreement to a third-party assignee, subject to the terms and conditions of this Lease Agreement including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Such assignee shall assume all of the rights and obligations of Lessor under this Lease Agreement and shall relieve Lessor therefrom. Thereafter, all references to Lessor herein shall mean such assignee. Notwithstanding any such sale, assignment or transfer, the obligations hereunder shall remain absolute and unconditional as set forth in Section 7.2 above.

     19.2 Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease Agreement as collateral. Each such pledgee, mortgagee, lienholder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or assignment of this Lease Agreement shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Lessor, by reason of such pledge, mortgage, grant of security interest or collateral assignment, shall not be relieved of any of its obligations hereunder which shall remain absolute and unconditional as set forth in Section 7.2 above. Upon the written request of Lessor, Lessee shall acknowledge such obligations the pledgee, mortgagee, lienholder or assignee.

     19.3 LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE AGREEMENT OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Any such sale, transfer, assignment, sublease, conveyance or pledge, whether by operation of law or otherwise, without the prior written consent of Lessor, shall be void.

     20. Optional Performance By Lessor. If an Event of Default, as defined in Section 16 above, occurs and is continuing, Lessor in its sole discretion may pay or perform such obligation in whole or in part, without thereby becoming obligated to pay or to perform the same on any other occasion or to pay any other obligation of Lessee. Any payment or performance by Lessor shall not be deemed to cure any Event of Default hereunder. Upon such payment or performance by Lessor, Lessee shall pay forthwith to Lessor the amount of such payment or an amount equal to all costs and expenses of such performance, as well as any delayed payment charges on such amounts as set forth in Section 15 above.

     21. Compliance and Approvals. Lessee warrants and agrees that this Lease Agreement and the performance by Lessee of all of its obligations hereunder have been duly authorized, do not and will not conflict with any provision of the charter or bylaws of Lessee or of any agreement, indenture, lease or other instrument to which Lessee is a party or by which Lessee or any of its property is or may be bound. Lessee warrants and agrees that this Lease Agreement does not and will not require any governmental authorization, approval, license or consent except those which have been duly obtained and will remain in effect during the entire Initial Term and any Extended Term.

     22.    Miscellaneous.

     22.1 The section headings are inserted herein for convenience of reference and are not part of and shall not affect the meaning or interpretation of this Lease Agreement.

     22.2 Any provision of this Lease Agreement which is unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such unenforceability without invalidating any remaining part or other provision hereof and shall not be affected in any manner by reason of such enforceability in any other jurisdiction. The validity and interpretation of this Lease Agreement and the rights and obligations of the parties hereto shall be governed in all respects by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

     22.3 This Lease Agreement, including all Equipment Schedules and Certificates of Acceptance, constitutes the entire agreement between Lessor and Lessee. Lessor and Lessee agree that this Lease Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto. LESSEE ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS, EXPRESS OR IMPLIED, BY LESSOR OTHER THAN AS SET FORTH HEREIN AND LESSEE EXPRESSLY CONFIRMS THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS BY LESSOR, EXCEPT THOSE SET FORTH HEREIN, AS A BASIS FOR ENTERING INTO THIS LEASE AGREEMENT.

     22.4 Any notice required to be given by Lessee or Lessor hereunder shall be deemed adequately given if sent by registered or certified mail, return receipt requested, to the other party at their respective addresses stated herein or at such other place as either party may designate in writing to the other.

     22.5 Lessee agrees to execute and deliver such additional documents and to perform such further acts as may be reasonably requested by Lessor in order to carry out and effectuate the purposes of this Lease Agreement. Upon the written request of Lessor, Lessee further agrees to execute any instrument necessary for filing or recording this Lease Agreement or to confirm the ownership of the Equipment by Lessor. Lessor is hereby authorized to insert in any Equipment Schedule the serial numbers of the Equipment and other identifying marks or similar information and to sign, on behalf of Lessee, any Uniform Commercial Code financing statements.

     22.6 This Lease Agreement cannot be cancelled or terminated except as expressly provided herein.

     22.7 Whenever the context of this Lease Agreement requires, the singular includes the plural and the plural includes the singular. Whenever the word Lessor is used herein, it includes all assignees and successors in interest of Lessor. If more than one Lessee are named in this Lease Agreement, the liability of each shall be joint and several.

     22.8 All agreements, indemnities, representations and warranties of Lessee made herein and all rights and remedies of Lessor shall survive the expiration or other termination of this Lease Agreement, whether or not expressly provided herein.

     22.9 Any waiver of any power, right, remedy or privilege of Lessor hereunder shall not be effective unless in writing signed by Lessor.

     22.10 This Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Lease Agreement, which is intended to take effect as a sealed instrument, as of the day and year first written above.

                              Benchmarq Microelectronics, Inc.

                              By  /s/  R. Scott Schaefer
                                  ----------------------

                              Title  Corporate Controller & Assistant Secretary
                                     ------------------------------------------


Accepted at Boston, Massachusetts

BANCBOSTON LEASING INC.

By  /s/ Susan Sintros
    -----------------
Title  Assistant Vice President
       ------------------------

                              RIDER NO. 1 TO THE

                            MASTER LEASE AGREEMENT


     This Rider No. 1 (the "Rider") is entered into between BancBoston Leasing Inc. ("Lessor") and Benchmarq Microelectronics, Inc. ("Lessee"), and is contemporaneous with and amends the Master Lease Agreement dated as of September 16 , 1997 (the "Lease Agreement") between Lessor and Lessee. It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Lease Agreement.

     IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

     1. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Lease Agreement.

     2. At the end of Section 2.4 of the Lease Agreement before the period, insert the following: "plus the Administration Fee (as defined in Section 23 below) as set forth on such Equipment Schedule";

     3.   Delete Section 2.5 in its entirety and replace it with the following:

          "2.5 The "Daily Rent" shall mean the Acquisition Cost multiplied by the rate used to calculate the Monthly Rent as shown on each Equipment Schedule, based on a 360 day year.";

     4. In the fourth line of Section 5.3 of the Lease Agreement, after the word "... comply ..." insert the words "... in all material respects ...".

     5. Delete the first sentence of Section 6 of the Lease Agreement and replace with the following:

     "Lessee may make or cause to be made on its behalf, any improvement or any minor modification or addition to the Equipment which does not decrease the value of the Equipment. Lessee may also make or cause to be made on its behalf any other improvement, modification or addition to the Equipment with the prior written consent of Lessor, provided, however, that such improvement, modification or addition is readily removable without causing damage to or impairment of the functional effectiveness of the Equipment."

     6. In the second line of Section 7.2 of the Lease Agreement after the word "... WHATSOEVER ..." insert the words "... (OTHER THAN THE INABILITY TO USE THE EQUIPMENT RESULTING FROM LESSOR'S BREACH OF Section 7.1 above) ...".

     7. In the third line of Section 9.1 of the Lease Agreement, after the word "... ownership ..." insert the words "... (other than relating to liens arising by or through Lessor) ...".

     8. In the fourth line of Section 9.2 of the Lease Agreement after the word "... income ..." insert the words "... or revenue ...".

     9. In the ninth line of Section 10.2 of the Lease Agreement delete the words "... of five (5) percent ..." and insert in lieu thereof the words "... set forth on the applicable Equipment Schedule as the Discount Rate ...".

     10.  At the end of Section 10.3 of the Lease Agreement add the following:

     "Notwithstanding the above, Lessor shall warrant that title to the Equipment shall be free and clear of all liens, claims and encumbrances arising by or through Lessor."

     11. In the first line of Section 11.1 of the Lease Agreement after the words "... against all ..." insert the word "... insurable ...".

     12. In the second sentence of Section 11.2 of the Lease Agreement delete the words "... such insurers ..." and insert in lieu thereof the words "... The Travelers Insurance Company of Connecticut or other insurer satisfactory to Lessor ...".

     13.  At the end of Section 13 of the Lease Agreement add the following:

     "Notwithstanding the above, Lessor shall warrant that title to the Equipment shall be free and clear of all liens, claims and encumbrances arising by or through Lessor...".

     14. At at the end of Section 14 of the Lease Agreement add the following:
"Lessee shall also provide a copy of the foregoing to:

               BankBoston N.A.
               Mail Stop  01 08 06
               P.O. Box 2016
               Boston, MA 02106-2016
                Attn.:  Joseph Massimo"

     15.  At the end of Section 14 of the Lease Agreement add the following:

     "SECTION 14A.  FINANCIAL COVENANTS.

          14A.1.  The following defined terms shall have the meanings assigned:

     (a) CONSOLIDATED NET WORTH. At any date as of which the amount thereof shall be determined, the consolidated total assets of the Lessee and its Subsidiaries minus the sum of any amounts attributable to the value of any minority interests in Subsidiaries and Consolidated Total Liabilities.

     (b) CONSOLIDATED TOTAL LIABILITIES. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Lessee and its Subsidiaries, including in any event all Indebtedness.

     (c) INDEBTEDNESS. As applied to the Lessee and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit, including all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Lessee or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Lessee and its Subsidiaries, (v) all guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Lessee or any of its Subsidiaries.

     (d) SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Lessee or a Subsidiary of the Lessee; or any other such organization the management of which is directly or indirectly controlled by the Lessee or a Subsidiary of the Lessee through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Lessee has a 50% ownership interest.

     (e) ACCOUNTING TERMS. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 14.

          14A.2. During the Lease Term, Lessee represents, covenants and agrees as follows:

     (a) CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED NET WORTH RATIO. The Lessee shall at all times maintain a ratio of Consolidated Total Liabilities to Consolidated Net Worth not in excess of 0.75 : 1.00.

     (b)  QUICK RATIO.  Lessee shall at all times maintain a "Quick Ratio" of
(i) cash and cash equivalents plus accounts receivable plus short-term investments to (ii) current liabilities of not less than 1.50 : 1.0 as of the end of each fiscal quarter.

     (c) COMPLIANCE CERTIFICATE. Lessee further agrees to quarterly provide to Lessor a certificate of compliance substantially in the form attached hereto as Schedule A with a copy to:

               BankBoston, N. A.
               Mail Stop 01 08 06
               P.O. Box 2016
               Boston, MA 02106-2016
                Attn.: Joseph Massimo"

     (e) PROFITS. Lessee shall, as of the end of each quarter, earn profit before taxes of not less than $500,000."

     16. In the first line of Section 16.1(g) of the Lease Agreement after the word "... Lessee ..." insert the words "... and is not stayed or dismissed within fifteen (15) days ...".

     17. At the end of Section 16.1(j) of the Lease Agreement, immediately before the period, insert the following:

     "... and Lessor has not received in lieu thereof a substitute guaranty or other collateral acceptable to Lessor ...".

     18. At the end of Section 16.1(j) of the Lease Agreement delete the period and add the following:

     "; or (k) Lessee violates or fails to perform any representation, covenant or agreement set forth in Section 14A.2."

     19. In the fourth line of Section 17.1(b) of the Lease Agreement after the word "... Lessor ..." insert the words "... (except that Lessor shall be liable for its gross negligence)...".

     20. At the beginning of the last sentence in Section 17.1(e) of the Lease Agreement add the words "... Notwithstanding anything to the contrary above,
 ...".

     21.  Delete Section 18 of the Lease Agreement and insert the following:

"18.  Tax Indemnification

     18.1 This Lease Agreement has been entered into by Lessor and Lessee under the assumption that Lessor or its affiliated group ("Affiliated Group"), as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, (the "Code") will be treated as the owner of the Equipment and will be entitled to such deductions and other benefits that are provided by the Code including, without limitation, deductions for the recovery of the Acquisition Cost of the Equipment, over the recovery period ("Recovery Period") set forth on the applicable Equipment Schedule, using the Accelerated Cost Recovery System as provided by Section 168 of the Code ("ACRS Deductions").

     18.2 Lessee represents, covenants and warrants the following:

     (a) Neither Lessee, nor any affiliate of Lessee, nor any other party (i) has claimed or will claim any ACRS Deductions, or any other deductions in the nature of cost recovery or depreciation with respect to the Equipment, or (ii) has made or will make any election under the Code regarding the method or the period for cost recovery or deductions for personal property which will be binding upon Lessor and which will adversely affect the assumptions set forth in
Section 18.1 above with respect to the Equipment or (iii) shall, at any time, take any action or file any returns or other documents inconsistent with the assumptions set forth in Section 18.1 above.

     (B) In the event the Equipment has been sold to Lessor by Lessee and leased back from Lessor by Lessee, such Equipment does not constitute property placed in service in a churning transaction within the meaning of Section 168(f)(5) of the Code.

     (c) The Equipment has not been manufactured or produced in any foreign country which is subject to an Executive Order of the President of the United States that would deny the availability of ACRS Deductions to Lessor.

     (d) The Acquisition Cost of the Equipment does not exceed the fair market value of the Equipment.

     (e) When delivered and accepted under the Lease Agreement, the Equipment will not require any improvements, modifications, or additions (other than ancillary or incidental items of removable equipment) in order to be rendered complete for its intended use by Lessee.

     (f) At the time the Equipment is accepted under the Lease Agreement, Lessee and, if applicable, any member of its Affiliated Group shall have been fully reimbursed for any portion of the Acquisition Cost of the Equipment which it may have furnished; furthermore, on the applicable Commencement Date and during the Initial Term, neither Lessee nor any member of its Affiliated Group shall have any investment in the Equipment.

     (g) The Equipment will be placed in service on the applicable Commencement Date and will be used in a trade or business or will be held for the production of income within the meaning of Section 167 of the Code.

     (h) From the applicable Commencement Date and during the Initial Term, the Equipment will constitute and will be treated as (i) "recovery property" within the meaning of Section 168 of the Code, and (ii) property with the Recovery Period set forth in the applicable Equipment Schedule determined in accordance with Section 168(c) of the Code.

     (i) From the applicable Commencement Date and during the Initial Term, the Equipment will not constitute, or be treated as, (i) "tax exempt use property" within the meaning of Section 168(h) of the Code which would cause Lessor to fail to realize, lose, or suffer diminution, deferral, or recapture of any of the ACRS Deductions described in Section 18.1 above, or (ii) "limited use property" within the meaning of Rev. Proc. 76-30, 1976 C. B. 647.

     (j) During the Initial Term, the Equipment will not be used "predominantly outside the United States" within the meaning of Section 168(g)(4) of the Code.

     (k) During the Initial Term, Lessor shall not be required to include in its gross income for Federal income tax purposes any amount derived from the cost of any alteration, addition, improvement, modification, replacement, or substitution of the Equipment or from any refund or credit from the manufacturer or supplier of the Equipment.

     18.3  A tax loss ("Tax Loss") shall be deemed to have occurred under this
Section 18 if Lessor or its Affiliated Group, for Federal income tax purposes, shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any of the ACRS Deductions, as a result of:

     (a) Lessee's breach of, or its failure to comply with, any representation, covenant, or warranty set forth in Section 18.2 above, or the inaccuracy of any such representation;

     (b) the occurrence of an Event of Default as defined in Section 16 of the Lease Agreement;

     (c) the replacement, substitution, loss, seizure, condemnation, destruction or governmental requisitioning of the Equipment; or

     (d) any act (whether or not permitted or required under this Lease Agreement) or any omission of Lessee, any affiliate of Lessee, any sublessee or assignee of Lessee, or any entity, other than Lessor, having possession, control or use of the Equipment (whether or not such possession, control or use may be authorized or unauthorized).

     18.4 If a Tax Loss occurs, then Lessee shall pay to Lessor, upon demand, a sum to be computed by Lessor in the following manner. Such sum, after deduction of all Federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an aftertax basis, as it would have been in but for the loss of such ACRS Deductions. In making its computation, Lessor or its Affiliated Group shall consider, but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of entitlement to or loss, recapture, or disallowance of ACRS Deductions but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment;
(ii) penalties, interest or other charges imposed; (iii) difference in tax years involved; and (iv) the time value of money at a reasonable rate determined, in good faith, by Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this Section 18.

     18.5 (a) Upon receipt by Lessor of written advice from the Internal Revenue Service of a proposed disallowance or adjustment which gives rise to an indemnity obligation under this Section 18 (the "Claim"), Lessor will notify Lessee in writing. Upon the written request of Lessee which must be received by Lessor within 45 days of such notice, Lessor shall contest the Claim provided that (i) an Event of Default under Section 16 of this Lease Agreement has not occurred and is continuing, (ii) Lessee has furnished Lessor with a written opinion of independent tax counsel acceptable to Lessor to the effect that there is a meritorious defense to the Claim and the success for such defense is more likely than not, and (iii) Lessee shall have agreed, in writing, to pay Lessor, on demand and regardless of the outcome, all expenses which Lessor may incur in contesting the Claim including, without limitation, legal and accounting fees. Lessor shall, thereupon, contest the Claim in any permissible forum selected by Lessor either by resisting payment of the Claim or by making payment of the Claim and suing for a refund. If Lessor determines to pay the Claim and sue for a refund, Lessee shall, within 10 days of Lessor's written request, pay to Lessor an amount equal to the sum, on an after-tax basis, of the Claim which the Internal Revenue Service requires to be paid. During any proceedings in connection with the Claim, Lessor shall control all negotiations and litigation but shall, from time to time, consult with Lessee or its counsel. Upon any adverse decision on the Claim in the forum chosen by Lessor, Lessor shall institute an appeal if requested to do so by Lessee provided that independent tax counsel acceptable to Lessor furnishes Lessor with a written opinion to the effect that there is a meritorious basis for an appeal and the success for such appeal is more likely than not. Notwithstanding the foregoing, Lessor shall not be obligated to appeal any such adverse decision beyond the United States District Courts or the United States Tax Court.

     (b) A "Final Determination" of the Claim means a final decision of the Internal Revenue Service or a court of competent jurisdiction after all contests or appeals requested by Lessee pursuant to Section 18.5(a) have been either exhausted or terminated as may be agreed upon by Lessor and Lessee. If the Final Determination of the Claim is all or parfly adverse to Lessor, the liability of Lessee to indemnify Lessor shall be fixed and payable as provided in Section
18.4 provided, however, that Lessor shall credit Lessee with any amounts previously paid by Lessee under Section 18.5(a) above. If the Final Determination of the Claim is all or partly in favor of Lessor, then Lessor, upon receipt of any refund from the Internal Revenue Service, shall reimburse Lessee the portion of such refund which exceeds the indemnity obligation of Lessee under this Section 18 with respect to any portion of the Claim not resolved in favor of Lessor.

     (c) Notwithstanding the provisions of this Section 18.5, Lessor may decline to contest all or any portion of the Claim upon written notice to Lessee and Lessee shall thereupon be relieved of its obligation to indemnify Lessor under this Section 18 with respect to the portion of the Claim described in the notice.

     (d) Nothing in this Section 18.5 shall be construed as granting any right to Lessee to request a contest of any lack of entitlement to, or any loss, disallowance or recapture of ACRS Deductions arising in connection with events described in Section 10 of the Lease Agreement, or from a sale or other disposition of the Equipment upon an Event of Default as set forth in Section 16 of the Lease Agreement.

     18.6 The representations, obligations and indemnities of Lessee under this Section 18 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement."


     22. In the second line of Section 19.1 of the Lease Agreement after the word "... assignee ..." insert the words "... with the prior written consent of Lessee, such consent not to be unreasonably withheld and ...".

     23. In the fourth line of Section 19.2 of the Lease Agreement, delete the word "... Lessor ..." and replace with the word "... Lessee ...".

     24. Delete the third sentence in Section 22.3 of the Lease Agreement and replace with the following:

     "LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THERE HAVE BEEN NO REPRESENTATIONS, EXPRESS OR IMPLIED, BY THE OTHER PARTY, OTHER THAN AS SET FORTH HEREIN AND EACH PARTY EXPRESSLY CONFIRMS THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS BY THE OTHER PARTY, EXCEPT THOSE SET FORTH HEREIN, AS A BASIS FOR ENTERING INTO THIS LEASE AGREEMENT."

     25.    Add the following section following Section 22 of the Lease
Agreement:

     "23.   Monthly Administration Fee. Lessee agrees to pay to Lessor a monthly fee ("Administration Fee") for administration of the Lease Agreement, including performing such functions as filing and maintaining precautionary lease filings in the form of Uniform Commercial Code filings, monitoring lease-line commitments (if any), preparing and processing purchase agreements and assignments with manufacturers and suppliers, preparing and filing state and local tax returns, and various other such functions performed by Lessor in connection with this Lease Agreement and the Equipment. The Administration Fee shall be set forth on the applicable Equipment Schedule and shall be payable during the Initial Term and any Extended Term at the same times and in the same manner as the Monthly Rent."

    The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Lease Agreement.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Rider which is intended to take effect as a sealed instrument as of the date of the Lease Agreement.


                              BENCHMARQ MICROELECTRONICS, INC.



                              By: /s/ R. Scott Schaefer
                                  ---------------------

                              Title: Corporate Controller & Assistant Secretary
                                     ------------------------------------------

Accepted at Boston, Massachusetts

BANCBOSTON LEASING INC.



By: /s/ Susan Sintros
    -----------------

Title: Assistant Vice President
       ------------------------

                                                                      SCHEDULE A

                       REPORT OF CHIEF FINANCIAL OFFICER

  [Financial Covenants pursuant to Section 14A.2 of the Master Lease Agreement dated as of the __ day of September, 1997]


     I, _________________________, the Chief Financial Officer of Benchmarq Microelectronics, Inc. (the "Lessee") hereby certify on behalf of Lessee that:

1. RATIO OF CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED NET WORTH (SECTION 14A.2(a))

     (i)   Consolidated total assets of
           the Lessee and its Subsidiaries                $
                                                           ----------

     (ii)  Excluded item /1/ (if any)                     $
                                                           ----------

     (iii) Consolidated Total Liabilities
           of the Lessee and its Subsidiaries             $
                                                           ----------

     (iv)  Consolidated Net Worth
           [(i) minus the sum of
           (ii) and (iii)]                                $
                                                           ----------

     (v)   Ratio of Consolidated Total
           Liabilities to Consolidated
           Net Worth [(iii) to (iv)
           expressed as a ratio]                           ----------

                                                  Required Ratio (v):  0.75:1.00

2.   QUICK RATIO (SECTION 14A.2(b))

     (i)   cash and cash equivalents plus accounts receivable
                                     ----
           plus  short-term investments                   $
           ----                                           ----------

     (ii)  current liabilities                            $
                                                           ----------

     (iii) Ratio of [(i) to (ii)]                          ----------

                                                  Required Ratio (v):  1.50:1.00



-----------------------------------

/1/  Excluded item is the value of minority interests in subsidiaries of $_____.

3.   INCOME (LOSS) (SECTION 14A.2(e))

     (i)   Profit before taxes for
           immediately ended fiscal quarter
                                                            $
                                                             ----------
     (ii)  Profit before taxes for
           preceding fiscal quarter                         $
                                                             ----------

     Required profit before taxes status: Not less than $500,000

                                                                      SCHEDULE B

LIENS AND ENCUMBRANCES (14A.2(d)(ii))

                   CERTIFICATION OF RESOLUTIONS AND OFFICERS
                               ADOPTED BY LESSEE

  I, R. SCOTT SCHAEFER, do hereby certify that I am the duly, qualified and acting Assistant Secretary of Benchmarq Microelectronics, Inc. a Delaware corporation (the "Corporation"), and, as such, have custody of the records of the Corporation, including the minutes of the meetings of its Board of Directors. I further certify that, by unanimous consent the Board of Directors on September 24, 1997, the attached resolutions were duly adopted.

  I certify that the resolutions attached are in full force and effect, as of the date hereof, and have not been modified or rescinded in any respect. I further certify that there is no provision in the Articles or Certificate of Incorporation or By-laws of the Corporation limiting or qualifying the power of the Board of Directors to adopt the foregoing resolutions, that the same are in conformity with provisions of the Articles or Certificate of Incorporation and By-laws, and that no shareholder consent is required in connection with any action authorized by such resolutions.

  I further certify that the following persons are duly qualified and acting officers of the Corporation, each of whom has been duly elected or appointed to and currently holds the office set forth opposite his or her name. Each such officer, whose signature is hereby certified, is empowered to act for and on behalf of the Corporation in the transactions contemplated by the foregoing resolutions:

      Name                     Title                Specimen Signature


R. Scott Schaefer        Corporate Controller      /s/ R. Scott Schaefer
-----------------        --------------------      ---------------------

Reginald B. McHone       VP Finance & Admin & CFO  /s/ Reginald B. McHone
------------------       ------------------------  ----------------------

   IN WITNESS WHEREOF, I have executed this Certificate and affixed the seal of the Corporation on the 26th day of September, 1997.


                                    /s/ R. Scott Schaefer
                                    ---------------------
                                    Assistant Secretary


(CORPORATE SEAL)

Confirmed
/s/ Reginald B. McHone
----------------------
Vice President and Chief Financial Officer

*If the Secretary/Clerk is authorized to act on behalf of the Corporation in connection with the above resolutions, this Certification must also be confirmed by another officer.

EXHIBIT A

                              EQUIPMENT SCHEDULE NO. __


  This Equipment Schedule No. ______ is hereby made a part of the MASTER LEASE AGREEMENT dated as of September 16, 1997 between BancBoston Leasing Inc., as Lessor, and Benchmarq Microelectronics, Inc., as Lessee.

1. EQUIPMENT DESCRIPTION (including quantity, model/feature, identification and/or serial number):



2. ACQUISITION COST:
                        --------------------
3. LEASE TERM:
                        --------------------
4. MONTHLY RENT:
                        --------------------
5. RECOVERY PERIOD
                        --------------------
6. INSTALLATION SITE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



LESSOR:                             LESSEE:

BANCBOSTON LEASING INC.             BENCHMARQ MICROELECTRONICS, INC.


By:                                 By:
   ------------------------------      ---------------------------------

Title:                              Title:
      ---------------------------         ------------------------------

                                                                       EXHIBIT B


                           CERTIFICATE OF ACCEPTANCE


TO: BANCBOSTON LEASING INC.
    100 FEDERAL STREET
    BOSTON, MA 02110


  Pursuant to the MASTER LEASE AGREEMENT dated as of September 16, 1997 (the "Lease Agreement") between BancBoston Leasing Inc. (the "Lessor") and the undersigned (the lessee), the equipment described on Equipment Schedule No.____ (the Equipment) has been delivered to the location set forth in such Equipment Schedule, has been found to be in good repair and working order.

  The Equipment has been accepted and placed in service by Lessee for all purposes under the Lease Agreement on ___________________, 19__ (the "Commencement Date")

  Lessee represents, warrants and covenants that: (a) as of the Commencement Date, all representations set forth in Section 18 of the Lease Agreement apply to the Equipment accepted hereunder; (b) in the event of a sale and leaseback of the Equipment, neither Lessee nor any member of its Affiliated Group as defined in the Lease Agreement has made or will make any election under the Internal Revenue Code of 1986, as amended (the Code) affecting the depreciation of the Equipment or any class of property which would apply to the Equipment after the sale of the Equipment to Lessor by Lessee; (c) in the event of a sale leaseback of the Equipment, the Equipment will not constitute property placed in service in a churning transaction within the meaning of section 168(f)(5) of the code;
(d) neither Lessee nor any member of its Affiliated Group filing a consolidated Federal Income Tax Return will take any deduction for recovery of the cost of the Equipment; (e) the Equipment has been placed in service under the Lease Agreement on the Commencement Date; and (f) neither Lessee nor any member of its Affiliated Group has any investment in the cost of the Equipment.

  The execution of this Certificate of Acceptance by Lessee shall not be construed, in any way, to release or to waive the obligations of any manufacturer or supplier for any warranties with respect to the Equipment.

  The Certificate of Acceptance applicable to Equipment Schedule No. ________ shall constitute a part of the Lease Agreement.

  IN WITNESS WHEREOF Lessee, by its duly authorized officer or agent, has executed and delivered this Certificate of Acceptance which is intended to take effect as a sealed instrument.

                              Benchmarq Microelectronics, Inc.

                              --------------------------------

                              By:
                                 -----------------------------

                                  RIDER NO. 1
                                      TO
                           EQUIPMENT SCHEDULE NO. __
                                      TO
                            MASTER LEASE AGREEMENT


     This Rider No. 1 (the "Rider") is entered into between BancBoston Leasing Inc. ("Lessor") and Benchmarq Microelectronics, Inc. ("Lessee"), and is contemporaneous with and amends Equipment Schedule No. __ (the "Equipment Schedule") to that certain Master Lease Agreement dated as of September 16, 1997, including any riders thereto (together the "Lease Agreement") by and between Lessor and Lessee. It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Lease Agreement as it applies to the Equipment Schedule.

     IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Lease Agreement. The terms of the Rider shall apply only to the Equipment set forth on the Equipment Schedule.


     2. At the end of the new Section 23 of the Lease Agreement, add the following:

          "24. Early Termination and Equipment Purchase. On the fourth anniversary of the Rent Start Date applicable to this Equipment Schedule (the "Termination Date"), Lessee shall have the option to terminate the Lease Agreement in order to purchase all, but not less than all, of the Equipment set forth on the Equipment Schedule provided that (i) Lessee shall have given Lessor sixty (60) days prior written notice of its intention to terminate the Lease Agreement and to purchase all of the Equipment, and (ii) no Event of Default (or event which upon the passing of time or the giving of notice, or both, would constitute an Event of Default) has occurred and is continuing. On or prior to the Termination Date, Lessee shall pay to Lessor the anticipated fair market value of the Equipment on the Termination Date which Lessor and Lessee agree shall be equal to ___% of the Acquisition Cost applicable to the Equipment (the "Termination Purchase Price"), in addition to all amounts of Monthly Rent due and owing including, without limitation, Monthly Rent due and owing on the Termination Date. Upon payment of the Termination Purchase Price, the Lease Agreement shall be terminated with respect to the Equipment provided, however, that any liability or obligation of Lessee under the Lease Agreement with respect to such Equipment shall survive for events occurring during the Lease Term. Lessor shall thereupon transfer title to the Equipment to Lessee "AS IS", "WITH ALL FAULTS", and "WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR USE OR FOR PARTICULAR PURPOSE."

     The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Lease Agreement as it applies to the Equipment Schedule.

                              BENCHMARQ MICROELECTRONICS, INC.


                              By:
                                 -----------------------------------

                              Title:
                                    --------------------------------



                              BANCBOSTON LEASING INC.


                              By:
                                 ----------------------------------

                              Title:
                                    -------------------------------

                                  Rider No. 2
                                            -
                                      TO
                           EQUIPMENT SCHEDULE NO.__
                                      TO
                            MASTER LEASE AGREEMENT

     This Rider No. 2 (the "Rider") is entered into between BancBoston Leasing
                    -
Inc. ("Lessor") and Benchmarq Microelectronics, Inc. ("Lessee"), and is contemporaneous with and amends Equipment Schedule No. __ (the "Equipment Schedule") to that certain Master Lease Agreement dated as of September 16,
                                                              -------------
1997, including any riders thereto (together, the "Lease Agreement") by and
----
between Lessor and Lessee. It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Equipment Schedule and the Lease Agreement.

     IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

     1. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Lease Agreement. The terms of this Rider shall apply only to the Equipment set forth on the Equipment Schedule and the Rider shall constitute a part of the Lease Agreement.

     2.   Replace Section 3.2 of the Lease Agreement with the following:

     "3.2 Provided no Event of Default shall have occurred and be continuing, the term of this lease shall be automatically extended for successive monthly periods ("Extended Term") until terminated by either party giving to the other not more than twelve, nor less than six months prior written notice of Lessee's election to either purchase, renew or surrender the Equipment, or Lessor's election to terminate the Lease Agreement. Any such notice of election shall be effective only on the last day of the Initial Term or the Extended Term, if any, and shall be sent to Lessor via certified mail, return receipt requested, or overnight courier, at the address first written in the Lease Agreement, Attn.:
Equipment Management Group. In no event, however, shall the Extended Term exceed 12 months unless mutually agreed to in writing by both parties."

3.   Replace Section 5.3 of the Lease Agreement with the following:

     "Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. In accordance with manufacturer's recommended maintenance plan, lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall purchase service contracts whenever available, and shall provide copies of such contracts to Lessor promptly upon execution. Lessee shall permit the use and operation of the Equipment only by competent and licensed (if required) personnel authorized by Lessee and shall comply with all laws, ordinances, industry standards, governmental rules and regulations relating to the use and operation of the Equipment."

4.   Replace Section 12 of the Lease Agreement with the following:

     "12.1 SURRENDER TO LESSOR. Provided Lessee has properly elected to exercise its surrender option, or alternatively, upon any other termination of this Lease Agreement, Lessee shall surrender the Equipment to Lessor by assembling and delivering the Equipment, ready for shipment, to a place or carrier, as Lessor may designate, within North America. Lessor shall be immediately authorized to show the surrendered Equipment to potential buyers upon receipt of notice of Lessee's election to surrender the Equipment during Lessee's normal business hours, provided Lessor notifies Lessee at least two business days prior to any such visit. Upon surrender, the Equipment shall be complete and in good repair and working order for its originally intended purpose, operate within its rated capacity, reasonable wear and tear excepted, including, without limitation, (a) all software and documentation, if any, originally supplied with the Equipment shall be returned to Lessor, and any or all software enhancements/upgrades made by the manufacturer or Lessee shall become the property of Lessor. Archival or other copies made for other purposes shall be destroyed; (b) the Equipment shall be complete, with all parts, pieces, cabling and accessories, and all literature and manuals, including but not limited to, all operating instructions, service manuals, original diagrams, historical records and maintenance documentation (including without limitation records of all preventive maintenance and repairs, indicating date and meter usage reading of the same); (c) the Equipment shall be in compliance with the manufacturer's recommended tolerances for operation and performance in all material respects, or in the absence of any such recommended tolerances, in conformity with industry standards, and in any event, with all applicable laws, ordinances or governmental rules and regulations; (d) Lessee shall provide Lessor a complete inventory listing of the Equipment, complete with model numbers, serial numbers and description of modifications made, if any; (e) the Equipment shall be capable of being immediately assembled and operated by a third party without further repair, replacement, alteration or improvement; (f) all costs incurred to deinstall, prepare for shipment, or transport the Equipment shall be borne by the Lessee, and conducted in accordance with the manufacturer's recommendations and specifications, or in their absence, with generally accepted industry standards for new machines at the time of Lease expiration; (g) the equipment must be decontaminated, steamed cleaned and free of any hazardous waste material in accordance to all governmental regulations and any required certificates will be forwarded to Lessor; and (h) shall remove all decals and markings, insignias, numbers and all other Lessee identification from the equipment in a professional manner without physical damage. Lessee shall make use of any special transportation devices and methods which were used to deliver the Equipment to Lessee, including but not limited to, cushion padding, metal skids, lifting slings or brackets and climate-controlled, air ride vans.

     Should Lessee fail to comply with the provisions set forth in this section, the Initial Term or any Extended Term of the applicable Equipment Schedule shall be extended on a month-to-month basis until all of Lessee's obligations are fulfilled or until Lessor terminates the applicable Equipment Schedule by thirty
(30) days written notice to Lessee.


     The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Lease Agreement as it applies to the Equipment set forth on the Equipment Schedule.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Rider which is intended to take effect as a sealed instrument as of the date of the Lease Agreement.


                              BENCHMARQ MICROELECTRONICS, INC.
                              --------------------------------

                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


Accepted at Boston, Massachusetts

BANCBOSTON LEASING INC.

By:
   ------------------------------------

Title:
      ---------------------------------